Exhibit 99.1

Press Release dated April 12, 2004.

NEWS RELEASE

FOR RELEASE MONDAY, APRIL 12, 2004 AT 7:30 A.M. EDT

Contacts:	W. Brian Kretzmer	James W. Dolan
	MAI Systems Corporation	MAI Systems Corporation
	Chief Executive Officer	Chief Financial Officer
	949-598-6160	949-598-6404
	brian.kretzmer@maisystems.com	james.dolan@maisystems.com

MAI Systems Reports Investment Group Acquires Approximately $3.1m of Outstanding Debt and 2,433,333 MAI Shares from CSA Private Limited

LAKE FOREST, CA (April 12, 2004) . . . MAI Systems Corporation (OTCBB: MAIY.OB) announced today that HIS Holding,LLC (“HISH”) a company formed by Orchard Capital Corporation, to invest in MAI and facilitate a restructuring of MAI’s Balance Sheet , has acquired approximately $3.1 million of MAI’s outstanding debt and 2,433,33 MAI shares from CSA Private Limited, a majority owned subsidiary of Computer Sciences Corporation.  HISH investors are the Chairman, the Chief Executive Officer and the Chief Financial Officer of MAI and Canyon Capital.  The restructuring facilitated by this investment calls for the conversion of all debt held by HISH and the investment by HISH of $1 million of cash into MAI at a per share price of $0.10 per share along with the elimination of all other debt covenant violations that existed prior to HISH’s investment.  The details of the various transactions contemplated to follow HISH’s investment that together will constitute the restructuring of MAI’s Balance Sheet will be described fully in the Company’s Proxy Statement for its 2004 Annual Meeting which is anticipated to be distributed on or about April 23, 2004. The preliminary Proxy has been filed with the Security Exchange Commission and is available on EDGAR.

MAI Systems Corporation, headquartered in Lake Forest, California has worldwide offices for Hotel Information Systems, Inc. sales and service. Hotel Information Systems, Inc. provides total enterprise management solutions, improving critical operations and profitability for global lodging organizations. For information on the Company’s innovative hospitality solutions, call toll-free 800-497-0532, or visit the Hotel Information Systems website at www.hotelinfosys.com.  MAI Systems Corporation can be found on the World Wide Web at www.maisystems.com.

Certain statements in this news release may constitute “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, declining economic conditions, including a slowdown or recession; future terrorist activities affecting the hospitality industry; the Company’s ability to retain and increase revenue from existing clients and to execute agreements with new clients; the successful implementation of strategic relationships with other vendors and service providers; the competitive nature of the market for our software products and services; rapid technological change in the software industry and possible delays in development or shipment of new versions of key product lines; the Company’s ability to attract and retain qualified technical and management personnel; inability to control costs; changes in our product pricing; changes in business strategy or development plans; and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other interim reports filed from time to time with the Securities and Exchange Commission.  Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.